SYMMETRY HOLDINGS INC.

PROXY FOR SPECIAL MEETING

solicited on behalf of the board of directors for the special meeting on ____________, 2007

The undersigned, a stockholder of Symmetry Holdings Inc., a Delaware corporation, appoints Corrado De Gasperis and Domenico Lepore, and each of them, granting each of them full power of substitution, as his, her or its true and lawful agent, attorney-in-fact and proxy to represent the undersigned, and to vote all the shares of common stock that the undersigned would be entitled to vote if personally present, at the special meeting of stockholders of Symmetry Holdings Inc. to be held at the offices of Kelley Drye & Warren LLP located at 101 Park Avenue, New York, New York 10178, on ________, 2007 at 10:00 a.m. (Eastern Time), and any adjournment(s) and postponement(s) thereof, with respect to the following matter which is more fully explained in the Proxy Statement of Symmetry Holdings Inc. dated ____________, 2007, receipt of which is acknowledged by the undersigned.

(Continued, and to be completed, dated and signed, on the reverse side)

PROXY VOTING INSTRUCTIONS

Please mark your vote on, date and sign this proxy card and mail it in the envelope provided as soon as possible.

Item 1:	Approve the Proposed Acquisition of Novamerican Steel Inc.
☐ FOR	☐ AGAINST	☐ ABSTAIN

If you vote “AGAINST” Item 1 and you hold shares of common stock included in the units sold in our initial public offering, you may exercise your conversion rights and demand that we convert your shares of common stock into cash, at the conversion price per share, by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, you will be exchanging your shares for cash and you will no longer own your shares. You will only be entitled to receive cash for your shares if Item 1 is approved, the proposed acquisition is completed, you own your shares at the time of the vote on Item 1 and you continue to own your shares until the acquisition is consummated.

☐ EXERCISE CONVERSION RIGHTS

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted “FOR” Item 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Dated:____________, 2007

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME EXACTLY AS IT APPEARS ON THIS PROXY.

Executors, Attorneys, Officers, Trustees, Guardians and other Representatives, please indicate full titles. In the case of Joint Tenants, both stockholders should sign.

If you plan to attend the meeting, please check here: ☐

If your name or address has changed, please check here: ☐

YOUR CONTROL NUMBER IS: